UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2014

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On October 10, 2014, FMC Corporation (the “Company”) entered into an Amended and Restated Credit Agreement among the Company, as U.S. Borrower, certain foreign subsidiaries of the Company party thereto, as Euro Borrowers (the “Revolving Euro Borrowers” and together with the Company, the “Revolving Borrowers”), the lenders (the “Revolving Credit Lenders”) and issuing banks party thereto, Citibank, N.A., as administrative agent, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers, Bank of America, N.A., as syndication agent, and certain other financial institutions party thereto as co-documentation agents (the “Revolving Credit Agreement”).

The Revolving Credit Agreement provides for a $1.5 billion revolving credit facility, $300 million of which is available for the issuance of letters of credit for the account of the Revolving Borrowers and $50 million of which is available for swing loans to certain of the Revolving Borrowers, with an option, subject to certain conditions and limitations, to increase the aggregate amount of the revolving credit commitments to $2.25 billion (the “Revolving Credit Facility”). The Revolving Credit Facility is a senior unsecured obligation that ranks equally with the Company’s other senior unsecured obligations. The issuance of letters of credit and the proceeds of revolving credit loans made pursuant to the Revolving Credit Facility are available and will be used for general corporate purposes of the Company and its subsidiaries.

Amounts under the Revolving Credit Facility may be borrowed, repaid and re-borrowed from time to time until the current termination date of the Revolving Credit Facility on October 10, 2019, which is the date five years after the Revolving Credit Facility’s effective date of October 10, 2014. The Company also has the option, subject to certain conditions and prior to each of the first and second anniversaries of such effective date, to extend the termination date of the Revolving Credit Facility to the date that is one year after the current termination date. Voluntary prepayments and commitment reductions under the Revolving Credit Facility are permitted at any time without payment of any prepayment fee upon proper notice and subject to minimum dollar amounts.

Revolving loans under the Revolving Credit Agreement will bear interest at a floating rate, which will be a base rate or a Eurocurrency rate equal to the London interbank offered rate for the relevant interest period, plus, in each case, an applicable margin, as determined in accordance with the provisions of the Revolving Credit Agreement. The base rate will be the highest of: the rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time as its “base rate”; the federal funds effective rate plus 1/2 of 1%; and the Eurocurrency rate for a one-month period plus 1%. The Company is required to pay a facility fee on the average daily amount (whether used or unused) of each Revolving Credit Lender’s revolving credit commitment from the effective date for such Revolving Credit Lender until the termination date of such Revolving Credit Lender at a rate per annum equal to an applicable percentage in effect from time to time for the facility fee, as determined in accordance with the provisions of the Revolving Credit Agreement. The initial facility fee is 0.125% per annum. The applicable margin and the facility fee are subject to adjustment as provided in the Revolving Credit Agreement.

The Credit Facility is unsecured, except that the Company has provided the Revolving Credit Lenders a guaranty with respect to payment of the loans made to the Revolving Euro Borrowers and the swing loan borrowers under the Revolving Credit Agreement. The Revolving Credit Agreement contains financial and other covenants, including a maximum leverage ratio and minimum interest coverage ratio, and includes limitations on, among other things, liens, fundamental changes, changes in the nature of the Company’s business and compliance with certain anti-corruption laws, anti-money laundering laws and regulations or executive orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control or other similar economic sanctions administered or enforced by the European Union, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council. The Revolving Credit Agreement also contains certain representations, warranties and events of default, in each case as set forth in the Revolving Credit Agreement.

The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Some of the Revolving Credit Lenders and their affiliates have various relationships with the Company involving the provision of financial services, including cash management, investment banking and trust and leasing services. In addition, the Company has entered into interest rate, foreign exchange and energy derivative arrangements with some of the Revolving Credit Lenders and their affiliates.

Term Loan Agreement

On October 10, 2014, the Company entered into a Term Loan Agreement among the Company, as U.S. Borrower, certain foreign subsidiaries of the Company party thereto, as Euro Borrowers (the “Term Loan Euro Borrowers” and together with the Company, the “Term Loan Borrowers”), the lenders party thereto (the “Term Loan Lenders”), Citibank, N.A., as administrative agent (the “Administrative Agent”), Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers (the “Arrangers”), Bank of America, N.A., as syndication agent, and certain other financial institutions party thereto as co-documentation agents (the “Term Loan Agreement”).

The Term Loan Agreement provides for up to a $2.0 billion senior unsecured term loan facility (the “Term Loan Facility”) in order to consummate the previously announced acquisition of Cheminova A/S, a company incorporated and registered under the laws of Denmark (together with its subsidiaries, the “Acquired Business”), by the Company or a subsidiary of the Company (the “Acquisition”) pursuant to that certain Share Purchase Agreement, dated as of September 8, 2014, among the Company, one or more of the Company’s subsidiaries and Auriga Industries A/S, a company incorporated and registered under the laws of Denmark, as seller (the “Acquisition Agreement”). The Term Loan Facility is a senior unsecured obligation that ranks equally with the Company’s other senior unsecured obligations. The proceeds of the term loans made pursuant to the Term Loan Facility are available in one or more drawings on the closing date of the Term Loan Facility, which will be substantially concurrently with the closing of the Acquisition and on which the Term Loan Facility is otherwise available to be drawn (the “Closing Date”), and will be used to finance the Acquisition as well as to pay fees and expenses incurred in connection with the Acquisition and the other transactions contemplated by or related to the Acquisition or the Term Loan Facility.

The commitments of the Term Loan Lenders in respect of the Term Loan Facility and the initial extension of credit thereunder are conditioned upon satisfaction (or waiver) of certain conditions precedent, including, among other things, that (i) the Acquisition shall have been, or substantially concurrently with the Closing Date shall be, consummated in accordance with the terms of the Acquisition Agreement and, subject to certain limitations, no provision of the Acquisition Agreement (as in effect on September 8, 2014) shall have been amended, supplemented or otherwise modified, and no consent or waiver by the U.S. Borrower or any of its Subsidiaries shall have been provided thereunder, in each case which is materially adverse to the interests of the Term Loan Lenders without the Administrative Agent’s prior written consent, (ii) the Arrangers shall have received certain financial statements of the Company, customary pro forma financial statements of the Company reflecting the Acquisition and related transactions and certain financial statements of the Acquired Business, as further set forth in the Term Loan Agreement, (iii) the Term Loan Lenders, the Administrative Agent and the Arrangers shall have received payment of certain fees and expenses and (iv) there shall exist no Specified Default (as defined in the Term Loan Agreement) and each of the Acquisition Agreement Representations (as defined in the Term Loan Agreement) shall be true and correct and each of the Specified Representations (as defined in the Term Loan Agreement) shall be true and correct in all material respects (except any Specified Representations that are qualified by materiality, which shall be true and correct in all respects).

The Term Loan Facility provides that each Term Loan Borrower will repay to the Administrative Agent for the account of each Term Loan Lender the outstanding term loans as follows: (i) on the first business day of each April, July, October and January (a “Principal Repayment Date”) occurring on or after the second anniversary of the Closing Date and prior to the third anniversary of the Closing Date, 5% of the aggregate principal amount of the term loans made on the Closing Date, (ii) on each Principal Repayment Date occurring on or after the third anniversary of the Closing Date and prior to the fourth anniversary of the Closing Date, 7.5% of the aggregate principal amount of the term loans made on the Closing Date, (iii) on each Principal Repayment Date occurring on or after the fourth anniversary of the Closing Date and prior to the fifth anniversary of the Closing Date, 10% of the aggregate principal amount of the term loans made on the Closing Date and (iv) on the maturity date, which is the fifth anniversary of the Closing Date, 100% of principal amount of the Loans outstanding on such maturity date.

Voluntary prepayments and commitment reductions under the Term Loan Facility are permitted at any time without payment of any prepayment fee upon proper notice and subject to minimum dollar amounts.

Loans under the Term Loan Agreement will bear interest at a floating rate, which will be a base rate or a Eurocurrency rate equal to the London interbank offered rate for the relevant interest period, plus in each case an applicable margin, as determined in accordance with the provisions of the Term Loan Agreement. The base rate will be the highest of: the rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time as its “base rate”; the federal funds effective rate plus 1/2 of 1%; and the Eurocurrency rate for a one-month period plus 1%. The Company is required to pay to the Administrative Agent for the account of each Term Loan Lender a commitment fee on the average daily unused amount of such Term Loan Lender’s commitment from the effective date of the Term Loan Facility, until the date on which all commitments are terminated (including, without limitation, by way of funding of the term loans on the Closing Date), payable quarterly during the term of such Term Loan Lender’s commitment, and on the date on which all commitments are terminated (including, without limitation, by way of funding of the term loans on the Closing Date), at a rate per annum equal to an applicable percentage in effect from time to time for commitment fees. The initial commitment fee is 0.150% per annum. The applicable margin and the commitment fee are subject to adjustment as provided in the Term Loan Agreement.

The Credit Facility is unsecured, except that the Company has provided the Term Loan Lenders a guaranty with respect to payment of the loans made to the Term Loan Euro Borrowers under the Term Loan Agreement. The Term Loan Agreement contains financial and other covenants, including a maximum leverage ratio and minimum interest coverage ratio, and includes limitations on, among other things, liens, fundamental changes, changes in the nature of the Company’s business and compliance with certain anti-corruption laws, anti-money laundering laws and regulations or executive orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control or other similar economic sanctions administered or enforced by the European Union, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council. The Term Loan Agreement also contains certain representations, warranties and events of default, in each case as set forth in the Term Loan Agreement.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Some of the Term Loan Lenders and their affiliates have various relationships with the Company involving the provision of financial services, including cash management, investment banking and trust and leasing services. In addition, the Company has entered into interest rate, foreign exchange and energy derivative arrangements with some of the Term Loan Lenders and their affiliates.

Item 2.03.	Creation of a Direct Financial Obligation of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On October 14, 2014, the Company issued a press release regarding the Revolving Credit Facility and the Term Loan Facility. The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated herein by reference.

The information provided in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, dated as of October 10, 2014, among FMC Corporation, certain subsidiaries of FMC Corporation party thereto, the lenders and issuing banks party thereto, and Citibank, N.A., as Administrative Agent for such lenders.

10.2	Term Loan Agreement, dated as of October 10, 2014, among FMC Corporation, certain subsidiaries of FMC Corporation party thereto, the lenders party thereto, and Citibank, N.A., as Administrative Agent for such lenders.

99.1	Press Release of FMC Corporation, dated as of October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

Date: October 14, 2014	By:	/s/ Thomas C. Deas, Jr.
Thomas C. Deas, Jr. Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, dated as of October 10, 2014, among FMC Corporation, certain subsidiaries of FMC Corporation party thereto, the lenders and issuing banks party thereto, and Citibank, N.A., as Administrative Agent for such lenders.

10.2	Term Loan Agreement, dated as of October 10, 2014, among FMC Corporation, certain subsidiaries of FMC Corporation party thereto, the lenders party thereto, and Citibank, N.A., as Administrative Agent for such lenders.

99.1	Press Release of FMC Corporation, dated as of October 14, 2014